 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2016
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Principal Accounting Officer

On March 7, 2016, the Company entered into a letter agreement with Michael Cathers related to his appointment as Interim Chief Accounting Officer on February 7, 2016. The letter agreement provides that if Mr. Cathers is terminated by the Company other than for Cause (as defined below) prior to February 8, 2017, then the Company shall, conditioned upon him executing the Company’s standard release and separation agreement, pay him a lump sum amount equal to (i) one time his current base salary, plus (ii) a bonus amount equal to his current bonus range at target amount. Cause shall mean (i) his repeated and willful refusal to undertake good faith efforts to substantially perform his duties with the Company (other than as a result of total or partial incapacity due to physical or mental illness or injury), (ii) engagement in conduct that constitutes willful gross neglect or willful gross misconduct or any willful act or omission which is injurious in a non-de minimis manner to the financial condition or business reputation of the Company and its subsidiaries (taken as a whole), (iii) an act or acts on his part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude or (iv) his willful breach of any applicable confidentiality or non-compete provisions.

2016 Equity-Based Awards

As previously disclosed, in March 2014 the Board of Directors (the “Board”) of Brixmor Property Group Inc. (the “Company”) approved the establishment of a long-term incentive program under the Company’s 2013 Omnibus Incentive Plan, with performance measurement primarily geared toward total shareholder return over a three-year period. Pursuant to the program, the Compensation Committee of the Board or the Board may approve annual equity-based awards in the form of restricted stock units (“RSUs”) in the Company. The Board initiated this program to align the long-term incentive awards with competitive practices and stockholder interests and to support the objective of long-term value creation.

On March 1, 2016, pursuant to this program and the Company’s 2013 Omnibus Incentive Plan, the Compensation Committee and the Board approved and authorized annual equity based awards to Messrs. Steven F. Siegel (Executive Vice President, General Counsel & Secretary) and Michael Hyun (Executive Vice President, Chief Investment Officer). The aggregate number of RSUs, assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) is 49,731 for Mr. Siegel and 51,075 for Mr. Hyun.

Vesting Conditions Applicable to RSUs

Under the terms of the RSUs (the “units”), the number of units actually earned is determined based on performance during a specified performance period, and the earned units are then further subject to time-based vesting conditions. The units have both three-year and one-year performance based vesting conditions, with two-thirds of the overall award grant based on three-year conditions and one-third of the overall award grant based on one-year conditions.

The performance criteria for the three-year performance component of the units are a relative total shareholder return in relation to a peer index (60% of such units), an absolute total shareholder return (20% of such units), and a company-wide strategic objective (20% of such units), in each case for the period beginning January 1, 2016 and ending December 31, 2018. The total number of units that are earned based on the relative and absolute total shareholder return is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance, based on a calculation by the Compensation Committee following the performance measurement period. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For the company-wide strategic objective, the objective is either achieved or not, and the number of units earned would either be target amount (100%) or nothing. Following the calculation by the Compensation Committee of the number of units earned, 50% of the earned units become vested on the calculation date, 25% become vested on January 1, 2020, and the remaining 25% become vested on January 1, 2021, in each case subject to continued employment on the vesting date.

The performance criteria for the one-year component of the units are Adjusted EBITDA per share (75% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2016 and ending December 31, 2016. The total number of units that are earned based on the Adjusted EBITDA per share target is based on an achievement factor that ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For the individual performance goals, the goals are either achieved or not, and the number of units earned would either be target amount (100%) or nothing.

Following the calculation by the Compensation Committee of the number of units earned, 50% of the earned units become vested on the calculation date, 25% become vested on January 1, 2018 and the remaining 25% become vested on January 1, 2019, in each case subject to continued employment on the vesting date.

In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become vested, based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.

Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide strategic objectives or individual performance criteria).

Dividends on Units

Under the terms of the RSU award agreement, each earned RSU will accrue dividends with respect to the underlying shares of common stock. Accrued dividend amounts will be payable in cash as and when the underlying RSU vests and is settled.

Covenants and Clawback

Under the award agreements, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

Future Equity-Based Awards

Future annual grants made pursuant to the long-term compensation program and the Company’s 2013 Omnibus Incentive Plan are expected to include performance-based vesting conditions and service-based vesting conditions, forfeiture provisions, dividend rights, covenants and clawbacks similar to those discussed above. A substantial portion of the units in future annual grants are expected to be subject to three-year performance conditions, with the balance expected to be subject to one-year performance conditions. In addition, the performance metrics utilized in future grants may include the performance metrics discussed above and/or any of the performance metrics permitted by the 2013 Omnibus Incentive Plan, and the weighting of such metrics, the weighting of absolute versus relative return measurements and other conditions will be determined at the discretion of the Board and/or the Compensation Committee subject to the provisions of the 2013 Omnibus Incentive Plan.

The foregoing descriptions of the RSUs will be qualified in their entirety by the form of Restricted Stock Unit Agreement once such agreement is filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary